UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2008

TAO MINERALS LTD
(Exact name of registrant as specified in its charter)

Nevada	000-4995	20-1682702
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

Officina 618, Empresarial Mall Ventura, Cra.32#1B
Sur 51, Medellin, Columbia
(Address of principal executive offices) (zip code)

(305) 726-0602
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 (a) - Changes in Registrant’s Certifying Accountant

On February 20, 2008, the registrant was informed by it’s independent accounting firm (Infante & Company. PA) that they would not be performing the audit of the registrant’s financial statements for the year ended January 31, 2008.

Infante & Company. PA’s report on the financial statements for the year ended January 31, 2007 did not contain an adverse opinion or disclaimer of opinion. Such report was not qualified or modified as to uncertainty, audit scope, or accounting principles except that the reports stated that they were prepared assuming that the Company will continue as a going concern, as to which the Company’s recurring operating losses raised substantial doubt.

During the fiscal year ended January 31, 2007, and from such date to the date of this Report, there have been no disagreements between the registrant and Infante & Company, PA, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Infante & Company, PA , would have caused it to make reference to the subject matter of the disagreements in connection with its report on the financial statements for the year then ended.

Attached to this Report is a letter from Infante & Company, PA addressed to the Securities and Exchange Commission, in which Infante & Company, PA states that it agrees with the statements made by the registrant in this Item 4.01(a) .

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

99.1	Concurrence letter from Infante & Company, PA independent accountants as to Item 4.01(a)

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tao Minerals LTD

Dated: February 26, 2008	By:	/s/ JULIO DE LEON
Julio De Leon
Chief Financial Officer